SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 6, 2003

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112

(Address of principal executive offices) (Zip Code)

(215) 448-1400

(Registrant’s telephone number)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5. Other Events and Regulation FD Disclosure.

     On June 6, 2003, Lincoln National Corporation, the parent of the Lincoln Financial Group of companies, issued a press release announcing that it will combine its life and annuity businesses into a single operating unit. John H. Gotta, previously CEO of The Lincoln National Life Insurance Company’s life operations, has been named CEO of the combined life and annuity operations. Lorry Stensrud, previously CEO of the annuity operations of The Lincoln National Life Insurance Company, will no longer have a role within Lincoln as a result of the realignment. A copy of such press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description

99.1	Lincoln Financial Group press release dated June 6, 2003, announcing that it will combine its life and annuity businesses into a single operating unit. John H. Gotta, previously CEO of The Lincoln National Life Insurance Company’s life operations, has been named CEO of the combined life and annuity operations. Lorry Stensrud, previously CEO of the annuity operations of The Lincoln National Life Insurance Company, will no longer have a role within Lincoln as a result of the realignment. A copy of such press release is attached as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By Name: Title:	/S/ RICHARD C. VAUGHAN Richard C. Vaughan Executive Vice President Chief Financial Officer

Date: June 6, 2003